UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	000-33373	38-3291744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Main Street, Mt. Clemens, MI	48046
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (586) 783-4500

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240-14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c)).

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Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 30, 2010, Community Central Bank Corporation (the "Company") received a notice from The Nasdaq Stock Market stating that the minimum market value of the Company's publicly held shares of common stock was below $1,000,000 for 30 consecutive business days and that the Company was therefore not in compliance with Nasdaq Marketplace Rule 5550(a)(5). The notification letter does not affect the listing of the Company's common stock on The Nasdaq Capital Market at this time and it will continue to trade under the symbol CCBD.

The notification letter states that the Company will be afforded 180 calendar days, or until June 28, 2011, to regain compliance with the minimum market value requirement. To regain compliance, the minimum market value of the Company's publicly held shares of common stock must meet or exceed $1,000,000 for at least ten consecutive business days. If the Company does not regain compliance by June 28, 2011, Nasdaq will provide the Company a written notification that its common stock will be delisted.

During the 180 calendar period described above, the Company will monitor the market value of the publicly held shares of its common stock and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum market value requirement. There can be no assurance that the Company will be able to regain or maintain compliance with the minimum market value rule or other listing criteria.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2011	COMMUNITY CENTRAL BANK CORPORATION (Registrant) By: /s/ Ray T. Colonius Ray T. Colonius Interim Chief Executive Officer Chief Financial Officer

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